EXHIBIT 2.01

PLAN OF DISSOLUTION AND COMPLETE LIQUIDATION
OF NTS MORTGAGE INCOME FUND

        This Plan of Dissolution and Complete Liquidation (the “Plan”) is intended to accomplish the complete liquidation and dissolution of NTS Mortgage Income Fund, a Delaware corporation (the “Company”), in accordance with the General Corporation Law of the State of Delaware (“DGCL”) and the Internal Revenue Code of 1986, as amended (the “Code”).

        1.    Effective Date. The Board of Directors of the Company (the “Board”) has adopted this Plan consistent with Paragraph 13 of the Company’s Restated Certificate of Incorporation dated March 27, 1989 (“Restated Certificate”). The Plan shall constitute the adopted Plan of the Company, effective as of the date of the filing with the Secretary of State of the State of Delaware (“Secretary of State”) of the Certificate of Dissolution referenced in paragraph 2, or such later date as otherwise specified therein.

        2.    Dissolution Date. The Company shall file a certificate of dissolution (the “Certificate of Dissolution”) with the Secretary of State in accordance with Article 13 of the Restated Certificate on or before December 31, 2008 (the effective date of the filing of such Certificate of Dissolution, or such later date as otherwise specified therein, shall be referred to as “Dissolution Date”). On the Dissolution Date, the Company shall obtain any certificates required from Delaware taxing authorities and, upon obtaining such certificates, pay such taxes as may be owned by the Company.

        3.    Cessation of Business Activities. After the Dissolution Date, the Company shall engage in business activities to the extent necessary, in the absolute discretion of the Board, to preserve the value of its assets, wind up its business affairs and distribute its assets in accordance with this Plan and Section 278 of the DGCL.

        4.    Distributions. After the Dissolution Date, the Company shall distribute pro rata to the holders of the outstanding shares of common stock of the Company (the “Stockholders”) all available cash, including the cash proceeds of any sale, exchange or disposition, except such cash, property or assets as are required for paying or making reasonable provision for the claims and obligations of the Company, including, without limitation, the Contingency Reserve (as defined in Section 5(b) below). Such distributions may occur all at once or in a series of distributions and shall be in cash, in such amounts, and at such times, as the Board or the Trustees (as defined in Section 8 hereof), in their absolute discretion, may determine.

        5.    Liquidation Process. After the Dissolution Date, and at such time as the Board in its absolute discretion deems necessary, appropriate or desirable, the Company may complete the following corporate actions, as provided for pursuant to either Section 280 or 281(b) of the DGCL.

                (a)     If the Board determines to follow the procedures described in Section 280 of the DGCL, then the additional steps set forth below, to the extent necessary or appropriate, may be taken by the Company: (i) The giving of notice of the dissolution and the rejection of any claims all persons may have against the Company in accordance with Section 280 of the DGCL; (ii) The offering of security to any claimant on a contract whose claim is contingent, conditional or unmatured in an amount the Company determines is sufficient to provide compensation to the claimant if the claim matures, and the petitioning of the Delaware Court of Chancery to determine the amount and form of security sufficient to provide compensation to any such claimant who has rejected such offer in accordance with Section 280, of the DGCL; (iii) The petitioning of the Delaware Court of Chancery to determine the amount and form of security which would be reasonably likely to be sufficient to provide compensation for (a) claims that are the subject of pending litigation against the Company, and (b) claims that have not been made known to the Company or, that have not arisen, but are likely to arise or become known within five years after the date of dissolution (or longer in the discretion of the Delaware Court of Chancery), each in accordance with Section 280 of the DGCL; (iv) The payment, or the making of adequate provision for payment, of all claims made against the Company and not rejected, in accordance with Section 280 of the DGCL; (v) The posting of all security offered and not rejected and all security ordered by the Court of Chancery in accordance with Section 280 of the DGCL; and (vi) The payment, or the making of adequate provision for payment, of all other claims that are mature, known and uncontested or that have been finally determined to be owing by the Company. Notwithstanding the foregoing, the Company shall not be required to follow the procedures described in Section 280 of the DGCL, the Board, without further Stockholder action, may proceed with the dissolution and liquidation of the Company in accordance with any applicable provision of Delaware law, including, without limitation, Section 281(b) of the DGCL.

                (b)     If the Board determines to follow the procedures described pursuant to Section 281(b) of the DGCL, the Company shall (i) pay or make reasonable provision to pay all claims and obligations, including all contingent, conditional or unmatured contractual claims known to the Company; (ii) make such provision as will be reasonably likely to be sufficient to provide compensation for any claim against the Company which is the subject of a pending action, suit or proceeding to which the Company is a party; and (iii) make such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the Company or that have not arisen but that, based on facts known to the Company, are likely to arise or to become known to the Company within five years after the date of dissolution (such provisions under this Section 5(b) collectively referred to as the “Contingency Reserve”). The adoption of the procedures set forth in this Section 5(b) is intended to constitute a plan of distribution under Section 281(b) of the DGCL. Notwithstanding the foregoing, the Company shall not be required to follow the procedures described in Section 281(b) of the DGCL, the Board, without further Stockholder action, may proceed with the dissolution and liquidation of the Company in accordance with any applicable provision of Delaware law, including, without limitation, Section 280 of the DGCL.

        6.    Cancellation of Stock. The distributions by the Company or Trust (as defined in Section 8 hereof) to the Stockholders pursuant to Section 4 hereof shall be in complete cancellation of all of the outstanding shares of stock of the Company. As a condition to receipt of any distribution to the Stockholders, the Board, in its absolute discretion, may require the Stockholders to (i) surrender to the Company their certificates evidencing their shares of stock, or (ii) furnish the Company with evidence satisfactory to the Board of the loss, theft, or destruction of such certificates, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Board. The Company will close its stock transfer books and discontinue recording transfers of shares of stock of the Company no later than the earliest to occur of the following events: (i) the close of business on the record date fixed by the Board for the final liquidating distribution, (ii) the close of business on the date on which the remaining assets of the Company are transferred to the Trust as provided in Section 8, or (iii)  December 31, 2010. Thereafter, certificates representing common stock will not be assignable or transferable on the books of the Company except by will, intestate succession, or operation of law.

        7.    Abandoned Property. If any distribution to a Stockholder cannot be made, whether because the Stockholder cannot be located, has not surrendered certificates evidencing the capital stock as required hereunder, or for any other reason, the distribution to which such Stockholder is entitled (the “Missing Stockholder Distributions”), unless transferred to a Trust established pursuant to Section 8 hereof, shall be transferred, at such time as the final liquidating distribution is made by the Company, to the official of such state or other jurisdiction authorized by applicable law to receive the Missing Stockholder Distribution. The Missing Stockholder Distributions shall thereafter be held solely for the benefit of and for ultimate distribution to such Stockholder as the sole equitable owner thereof and shall be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. In no event shall the proceeds of any Missing Stockholder Distribution revert to or become the property of the Company or the Trust established pursuant to Section 8 hereof.

        8.    Use of Liquidating Trust. If deemed necessary, appropriate or desirable by the Board, in its absolute discretion, the Company may at any time transfer to a liquidating trust (the “Trust”) for the benefit of the Stockholders any of the then remaining property and assets of the Company, including, if determined by the Board, all amounts in any Contingency Reserve and any Missing Stockholder Distributions. If property and assets are transferred to the Trust, each Stockholder shall receive an interest (an “Interest”) in the Trust pro rata to his interest in the common outstanding stock of the Company. All distributions from the Trust will be made pro rata in accordance with such Interests. The Interest shall not be transferable except by will, intestate succession, or operation of law. The Board is hereby authorized to appoint one or more individuals, corporations, partnerships or other persons, or any combination thereof, including, without limitation, any one or more officers, directors, employees, agents or representatives of the Company, to act as the initial trustee or trustees of such Trust (the “Trustees”) for the benefit of the Stockholders. The Trust shall succeed to all right, title and interest of the Company of any kind and character with respect to such transferred property and assets and, to the extent of the property and assets so transferred, shall assume all of the liabilities and obligations of the Company, including, without limitation, any unsatisfied claims and unascertained or contingent liabilities. Further, any conveyance of property and assets to such Trust shall be deemed to be a distribution of property and assets by the Company to the Stockholders for the purposes of Section 4 of this Plan. The Company, and as authorized by the Board, in its absolute discretion, may enter into a liquidating trust agreement with the Trustees, on such terms and conditions as the Board deems necessary, appropriate or desirable.

        9.    Period of Liquidation. To the extent a Trust has not been previously established pursuant to Section 8 hereof, in the event it should not be feasible for the Company to make the final liquidating distribution to the Stockholders of all assets and properties of the Company on or before the third anniversary of the Dissolution Date, then, on or before such date, the Company shall establish a Trust and transfer any remaining assets and properties (including, without limitation, all amounts in any Contingency Reserve and any Missing Stockholder Distributions) to such Trust as set forth in Section 8 hereof.

        10.    Absence of Appraisal Rights. In accordance with the Restated Certificate and Company’s By-Laws, Stockholders are not entitled to appraisal rights for their shares of stock in connection with any of the transactions contemplated by this Plan.

        11.    Expenses of Liquidation. In connection with and for the purposes of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board, pay any brokerage, agency, professional and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company’s property and assets or the implementation of this Plan.

        12.    Compensation. In connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board, pay the Company’s officers, directors, employees, agents and representatives or any of them, compensation or additional compensation above their regular compensation, including pursuant to severance and retention agreements, in money or other property, in recognition of the extraordinary efforts they, or any of them, will be required to undertake, or actually undertake, in connection with the implementation of this Plan.

        13.    Authority of Officers and Directors. After the Dissolution Date, the Board and the officers of the Company shall continue in their positions for the purpose of winding up the affairs of the Company as contemplated by Delaware law without further action by the Stockholders to the extent permitted by Delaware law.

        14.    Indemnification. The Company shall continue to indemnify its officers, directors, employees, agents and representatives in accordance with the By-Laws of the Company for actions taken in connection with this Plan and the winding up of the affairs of the Company. The Company’s obligation to indemnify such persons may also be satisfied out of the assets of the Trust. The Trust shall be authorized to indemnify the Trustees and employees, agents or representatives of the Trust for actions taken in connection with the operations of the Trust. Any claims arising in respect of such indemnification will be satisfied out of the assets of the Trust. The Board and the Trustees, in their absolute discretion, are authorized to obtain and maintain insurance as may be necessary or appropriate to cover the Company’s obligations hereunder.

        15.    Amendments. The Board may modify, amend or abandon this Plan and the transactions contemplated hereby without further action by the Stockholders to the extent permitted by Delaware law.

        16.    Authorization. The Board is hereby authorized, without further action by the Stockholders, to do and perform or cause the officers of the Company, subject to approval of the Board, to do and perform, any and all acts, and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind which are deemed necessary, appropriate or desirable, in the absolute discretion of the Board, to implement this Plan and any transaction contemplated hereby, including, without limiting the foregoing, all filings or acts required by any state or federal law or regulation to wind up its affairs.

        17.    Professional Fees and Expenses. The Board may authorize the payment of a retainer fee to a law firm or law firms selected by the Board for legal fees and expenses of the Company, including, among other things, to cover any costs payable pursuant to the indemnification of the Company’s officers or members of the Board provided by the Company pursuant to its Restated Certificate, By-laws, the DGCL, Delaware law or otherwise.

        18.    Liquidation Under Code Sections 331 and 336. It is intended that this Plan shall be a plan of complete liquidation of the Company in accordance with the terms of Sections 331 and 336 of the Code. The Plan shall be deemed to authorize the taking of such action as, in the opinion of counsel for the Company, may be necessary to conform with the provisions of Sections 331 and 336 of the Code and the regulations promulgated thereunder, including, without limitation, the making of an election under Code Section 336(e), if applicable.

        19.    Filing of Tax Forms. The Company’s officers are authorized and directed, within thirty (30) days after the Dissolution Date, to execute and file a United States Treasury Form 966 pursuant to Section 6043 of the Code and such additional forms and reports with the Internal Revenue Services as may be necessary or appropriate in connection with this Plan and the carrying out thereof.

        20.    Severability. Invalidation of a provision of the Plan shall not invalidate the Plan in its entirety unless the Board in its absolute discretion determines to do so.

      Approved by NTS Mortgage Income Fund Board of Directors on December 10, 2008

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